Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 28, 2023, in the Post-Effective Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-267982) and related Prospectus of PishPosh, Inc. dated July 14, 2023.

/s/ Morison Cogen LLP

July 14, 2023